North American Palladium Ltd.
200 Bay Street, Suite 2350
Royal Bank Plaza, South Tower
P.O. Box 93
Toronto, Ontario M5J 2J2
Canada
Tel: (416) 360-7590
Fax: (416) 360-7709

May 11, 2011

REPORT OF VOTING RESULTS

TO:	Alberta Securities Commission
Autorité des marchés financiers
British Columbia Securities Commission
Manitoba Securities Commission
New Brunswick Securities Commission
Nova Scotia Securities Commission
Ontario Securities Commission
Prince Edward Island Securities Office
Saskatchewan Financial Services Commission
Superintendent of Securities, Newfoundland and Labrador
Toronto Stock Exchange

In accordance with section 11.3 of National Instrument 51-102 – Continuous Disclosure Obligations, we hereby advise of the results of voting on the matters submitted to the annual and special meeting (the “Meeting”) of the shareholders (the “Shareholders”) of North American Palladium Ltd. (the “Corporation”) held on May 11, 2011.  At the Meeting, Shareholders were asked to consider certain matters.

The matters voted upon at the Meeting and the results of the voting were as follows:

Item 1:  Election of Directors

By a vote by way of show of hands, the number of directors elected at the meeting was seven and the following directors were elected to hold office for the ensuing year or until their successors are elected or appointed:

Nominees	Number of Shares For	Percentage of Votes Cast
Steven R. Berlin	82,660,297	98.97%
William J. Biggar	82,092,053	98.29%
C. David A. Comba	83,015,749	99.39%
André J. Douchane	65,839,562	78.83%
Robert J. Quinn	83,063,892	99.45%
Greg J. Van Staveren	82,288,012	98.52%
William J. Weymark	82,949,280	99.31%

Item 2:  Appointment of Auditors

By a vote by way of show of hands, KPMG LLP were appointed auditors of the Corporation to hold office until the close of the next annual meeting of the Shareholders or until their successors are appointed, and the directors of the Corporation were authorized to fix the remuneration of the auditors.

Number of Shares For	Percentage of Votes Cast
113,030,474	97.71%

Item 3:  Adoption of Shareholder Rights Plan

By a vote by way of show of hands, the Shareholders approved the adoption of the Corporation’s Shareholder Rights Plan as described in the Corporation’s Management Proxy Circular dated March 30, 2011.

Number of Shares For	Percentage of Votes Cast
61,142,730	73.20%

NORTH AMERICAN PALLADIUM LTD.

“Trent C. A. Mell” (signed)
Trent C. A. Mell
Vice President, Corporate Development,
General Counsel & Corporate Secretary